UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On December 14, 2020, Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation and the successor by re-domiciliation to Tenzing Acquisition Corp., a British Virgin Islands exempted company (“Tenzing”), Tenzing Merger Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of Tenzing (“Merger Sub”), and Reviva Pharmaceuticals, Inc., a Delaware corporation (“Reviva”), consummated the proposed merger (the “Closing”) of Merger Sub with and into Reviva (the “Merger”), contemplated by the previously announced Agreement and Plan of Merger, dated as of July 20, 2020 (as amended, the “Merger Agreement”), by and among Tenzing, Merger Sub, Reviva, Tenzing LLC, a Delaware limited liability company (“Sponsor”), solely in the capacity as the representative from and after the effective time of the Closing (the “Effective Time”) for the shareholders of Tenzing (other than the Reviva Security Holders (as defined in the Merger Agreement)) (the “Purchaser Representative”), and Laxminarayan Bhat Ph.D. (“Dr. Bhat”), solely in his capacity as the representative from and after the Effective Time for the Reviva Security Holders (the “Seller Representative”). Pursuant to the Merger Agreement, at the Effective Time, Merger Sub merged with and into Reviva, with Reviva as the surviving company in the Merger and, after giving effect to such Merger, Reviva becoming a wholly-owned subsidiary of Reviva Pharmaceuticals Holdings, Inc.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Effective Time, (i) all shares of Reviva common stock and Reviva preferred stock (together, “Reviva Stock”) issued and outstanding immediately prior to the Effective Time (other than those properly exercising any applicable dissenters rights under Delaware law) converted into the right to receive shares of common stock of the Company (as defined below), par value $0.0001 per share (“Common Stock”); (ii) each issued and outstanding warrant to acquire shares of Reviva common stock were assumed by the Company and automatically converted into a warrant for Common Stock, with its price and number of shares equitably adjusted based on the terms of the Merger Agreement (each, an “Assumed Warrant”); and (iii) each outstanding option to acquire Reviva common stock (whether vested or unvested) were assumed by the Company and automatically converted into an option to acquire shares of Common Stock, with its price and number of shares equitably adjusted based on the terms of the Merger Agreement (each, an “Assumed Option”).

Reviva Pharmaceuticals Holdings, Inc., following the Business Combination (as defined below), together with its consolidated subsidiaries, is referred to herein as the “Company.” Certain terms used in this Current Report on Form 8-K, but not defined herein, have the same meaning as set forth in the final proxy statement/prospectus filed pursuant to Rule 424(b)(3) (File No. 333-245057) by Tenzing with the Securities and Exchange Commission (the “SEC”) on November 12, 2020 (as amended, the “Prospectus”).

Item 1.01.	Entry into Material Definitive Agreement.

Underwriting Agreement Side Letter

Reference is made to that certain underwriting agreement, dated as of August 20, 2018 (the “Underwriting Agreement”), by and between Tenzing and Maxim Group LLC (“Maxim Group,” the underwriter of Tenzing’s initial public offering (the “IPO”)), pursuant to which Maxim Group was entitled to an aggregate cash payment of $2,213,750 (the “Deferred Underwriting Commission”) payable upon the Closing. In connection with the Closing, on December 14, 2020, Tenzing entered into a letter agreement (the “Side Letter”) with Maxim Group, which Side Letter provided that in lieu of the payment of $2,113,750 of the Deferred Underwriting Commission in cash, Tenzing shall, at the Closing, issue to Maxim Group’s affiliate, Maxim Partners, LLC (“Maxim Partners,” and together with Maxim Group, “Maxim”), an aggregate of 300,000 shares of Common Stock of the Company (the “Side Letter Shares”), with the remaining $100,000 of the Deferred Underwriting Commission being paid in cash upon the Closing. Maxim was also given certain registration rights in the Side Letter.

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The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter, a copy of which is filed herewith as Exhibit 10.21 to this Current Report on Form 8-K, and is incorporated herein by reference.

Registration Rights Agreement

As previously reported on a Current Report on Form 8-K filed on December 9, 2020 by Tenzing, in connection with Tenzing’s shareholder approval of the Merger Agreement on December 8, 2020, Tenzing entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”) with the Sponsor and a certain single healthcare dedicated institutional investor shareholder of the Company (the “Shareholder”) in connection with the Business Combination. Pursuant to the Non-Redemption Agreement, and upon the effectiveness of the Closing, on December 14, 2020, the Company and the Shareholder entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Shareholder was given certain registration rights with respect to (a) fifty-five thousand fifty (55,050) shares (the “Shareholder Additional Shares”) of Common Stock to be issued to the Shareholder at the Closing pursuant to the Non-Redemption Agreement, (b) three hundred forty-three thousand (343,000) warrants to acquire shares of Common Stock of the Company that were acquired by Sponsor as part of the private placement units issued to Sponsor in connection with Tenzing’s initial public offering (the “Private Placement Warrants”), which Sponsor transferred to Shareholder on December 15, 2020 pursuant to the terms of the Non-Redemption Agreement, (c) the Working Capital Warrants (as defined below in Item 2.01 under the heading “Item 7 – Certain Relationships and Related Transactions, and Director Independence – Tenzing Related Person Transactions - Related Party Loans”) and, together with the Private Placement Warrants and the Shareholder Additional Shares, the “Additional Securities”), (d) all shares of Common Stock issuable upon exercise of the Private Placement Warrants, (e) all shares of Common Stock issuable upon exercise of the Working Capital Warrants, and (f) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including failure by the Company to file the registration statement or cause it to become effective by the deadlines set forth in the Registration Rights Agreement, and on each monthly anniversary of each such occurrence until the applicable event is cured. The amount of the liquidated damages is equal to the product of (A) 2.0% multiplied by (B) with respect to the Additional Securities the quotient of (I) the number of Shareholder’s Additional Securities of such type that are not then covered by a registration statement that is then effective and available for use by Shareholder divided by the total number of Shareholder’s Additional Securities of such type multiplied by (C) the VWAP of such Additional Securities over the five (5) Trading Days ending at the close of business on the principal securities exchange or securities market on which such type of Additional Securities are then traded immediately prior to the date of determination. The Registration Rights Agreement provides that the maximum aggregate liquidated damages payable to Shareholder (including any interest thereon) shall be equal to $700,000. If the Company fails to pay any partial liquidated damages pursuant to the Registration Rights Agreement in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to Shareholder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages apply on a daily pro rata basis for any portion of a month prior to the cure of an event.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.12 to this Current Report on Form 8-K, and is incorporated herein by reference.

Escrow Agreement

On December 14, 2020, the Company entered into an escrow agreement (the "Escrow Agreement") with the Stockholder Representative, the Seller Representative, and Continental Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent"). Pursuant to the Escrow Agreement and the Merger Agreement, at the Closing, 573,666 shares of Common Stock, representing ten percent (10%) of the Merger Consideration (the “Escrow Shares”) otherwise issuable to the Reviva Stockholders (allocated pro rata among the Reviva Stockholders based on the Merger Consideration otherwise issuable to them at the Closing (“Pro Rata Consideration”)) was deposited into a segregated escrow account with the Escrow Agent, as escrow agent, and such shares are held in escrow together with any dividends, distributions or other income on the Escrow Shares (the “Escrow Property”) in accordance with the Escrow Agreement. The Escrow Property will be held in the escrow account for a period of twelve (12) months after the Closing as the sole and exclusive source of payment for any post-Closing indemnification claims (other than fraud claims and Consent Claims). The Reviva Stockholders will have the right to vote the Escrow Shares while they are held in escrow.

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The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Escrow Agreement, a copy of which is filed herewith as Exhibit 10.24 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on December 8, 2020, Tenzing held an extraordinary general meeting of its shareholders (the “Shareholders Meeting”), at which the Tenzing shareholders considered and adopted, among other matters, a resolution to approve and adopt the Domestication, the Merger Agreement, and the transactions contemplated by the Merger Agreement (the “Business Combination”).

At the Shareholders Meeting, holders of 2,221,128 Tenzing ordinary shares, no par value (the “Ordinary Shares”), sold in its IPO (“Public Shares”), exercised their right to redeem those shares in accordance with Tenzing’s organizational documents, as amended, for cash at a price of approximately $10.88 per Ordinary Share (the “Redemption Price”), for an aggregate of approximately $24.2 million.

The material terms and conditions of the Merger Agreement are described in the Prospectus, in the section titled “PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL —The Merger Agreement,” which is incorporated herein by reference.

At the Closing:

(i)	Pursuant to the Domestication and the Merger Agreement, (a) an aggregate of 2,903,303 Ordinary Shares of Tenzing were exchanged for an equivalent number of shares of Common Stock, (b) warrants to acquire an aggregate of 6,325,000 Ordinary Shares of Tenzing were exchanged for warrants to acquire an equivalent number of shares of Common Stock, and (c) warrants to acquire an aggregate of 358,813 Ordinary Shares of Tenzing were exchanged for warrants to acquire an equivalent number of shares of Common Stock. The material terms and conditions of the Domestication are described in the Prospectus, in the section titled “PROPOSAL 1: THE DOMESTICATION PROPOSAL,” which is incorporated herein by reference. The material terms and conditions of the Merger Agreement are described in the Prospectus, in the section titled “PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL — The Merger Agreement,” which is incorporated herein by reference;

(ii)	Pursuant to the Merger Agreement, (a) an aggregate of 5,734,621 shares of Common Stock (inclusive of the Escrow Shares) were issued as Merger Consideration in exchange for the shares of Reviva Stock outstanding as of immediately prior to the Effective Time, (b) Assumed Warrants to acquire shares of Reviva Stock were automatically converted into warrants to acquire an aggregate of 126,268 shares of Common Stock, and (c) Assumed Options to acquire shares of Reviva Stock were automatically converted into options to acquire an aggregate of 65,471 shares of Common Stock. The material terms and conditions of the Merger Agreement are described in the Prospectus, in the section titled “PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL — The Merger Agreement,” which is incorporated herein by reference;

(iii)	the 300,000 Side Letter Shares were issued pursuant to the Side Letter;

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(iv)	the 197,500 Working Capital Shares (as defined below) and the Working Capital Warrants (as defined below) to purchase 197,500 shares of Common Stock were issued pursuant to the conversion of the Working Capital Loans (as defined below);

(v)	the 55,050 Shareholder Additional Shares were issued pursuant to the Non-Redemption Agreement; and

(vi)	the 41,263 Additional Backstop Shares (as defined below) were issued to the Backstop Investors (as defined below);

Immediately after giving effect to the above events that occurred at the Closing, there were an aggregate of 9,231,737 shares of Common Stock outstanding, warrants to acquire an aggregate of 7,007,581 shares of Common Stock outstanding, and 65,471 shares of Common Stock subject to equity awards outstanding under the 2006 Plan.

Prior to the Closing, Tenzing’s units, Ordinary Shares and warrants were traded on the Nasdaq Capital Market (the “Nasdaq”) under the symbols TZACU, TZAC and TZACW, respectively.

In connection with the Closing, on December 15, 2020, Tenzing’s units ceased trading on Nasdaq, and the Company’s Common Stock and warrants began trading on Nasdaq under the symbols “RVPH” and “RVPHW,” respectively, subject to ongoing review of the Company’s satisfaction of all listing criteria post-business combination.

As noted above, the per share Redemption Price of approximately $10.88 for holders of Public Shares electing redemption was paid out of Tenzing’s trust account, which after taking into account the redemption, had a balance immediately prior to the Closing of approximately $10.5 million.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Tenzing was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to Tenzing, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided with respect to the Company below relates to the combined company after Tenzing’s acquisition of Reviva in connection with the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

This current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the Company’s use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future. There are a number of important risks that could cause the actual results to differ materially from those expressed in any forward-looking statement made by the Company. These factors include, but are not limited to:

•	the inability to maintain the listing of the Company’s Common Stock and Warrants on Nasdaq;
•	the inability to grow and manage growth economically;
•	the ability to retain key executives and medical and science personnel;
•	the possibility that the Company’s products in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities;
•	the possibility that the Company could be forced to delay, reduce or eliminate its planned clinical trials or development programs;

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•	the ability to obtain approval from regulatory agents in different jurisdictions for the Company’s current or future product candidates;
•	changes in applicable laws or regulations;
•	changes to the Company’s relationships within the pharmaceutical ecosystem;
•	the current and future capital requirements to support the Company’s development and commercialization efforts and its ability to satisfy its capital needs;
•	the accuracy of the Company’s estimates regarding expenses and capital requirements.
•	the Company’s limited operating history;
•	the Company’s history of operating losses in each year since inception and expectation that it will continue to incur operating losses for the foreseeable future;
•	changes in the markets that the Company targets;
•	the ability to maintain or protect the validity of the Company’s patents and other intellectual property;
•	the exposure to any liability, protracted and costly litigation or reputational damage relating to data security;
•	the inability to develop and maintain effective internal controls; and
•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that the Company is faced with that may cause its actual results to differ from those anticipated in such forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this report or the date of the document incorporated by reference into this report. The Company has no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. The Company has expressed its expectations, beliefs and projections in good faith and believes they have a reasonable basis. However, the Company cannot assure you that its expectations, beliefs or projections will result or be achieved or accomplished.

Item 1 – Business.

The business of the Company is described in the Prospectus in the section titled “INFORMATION ABOUT REVIVA PHARMACEUTICALS, INC.,” which is incorporated herein by reference.

Item 1A – Risk Factors.

The risks associated with the Company’s business are described in the Prospectus in the section titled “RISK FACTORS — Risks Related to Reviva’s Business and Industry,” which is incorporated herein by reference.

Risks Related to the Company’s Securities

An active trading market for the Company’s Common Stock or warrants may not be sustained.

An active trading market for the Company’s Common Stock or warrants may not develop or continue or, if developed, may not be sustained The lack of an active market for the Company’s Common Stock or warrants may impair investors’ ability to sell their Common Stock or warrants at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares of Common Stock or warrants and may impair the Company’s ability to raise capital to continue to fund operations by selling securities and may impair the Company’s ability to acquire additional intellectual property assets by using its securities as consideration.

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A sale of a substantial number of shares of the Company’s Common Stock or warrants in the public market could cause the market price of its Common Stock or warrants to drop significantly, even if its business is doing well.

The price of the Company’s Common Stock or warrants could decline as a result of sales of a large number of shares of the Company’s Common Stock or warrants or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that the Company deems appropriate.

In addition, in the future, the Company may issue additional shares of Common Stock, warrants or other equity or debt securities convertible into Common Stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to the Company’s existing stockholders and could cause the price of the Company’s common stock or warrants to decline.

If equity research analysts do not publish research or reports about the Company’s business or if they issue unfavorable commentary or downgrade the Company’s Common Stock or warrants, the price of the Company’s Common Stock or warrants could decline.

The trading market for the Company’s Common Stock and warrants relies in part on the research and reports that equity research analysts publish about the Company and its business. The Company does not control these analysts. The price of the Company’s Common Stock could decline if one or more equity analysts downgrade the Company’s Common Stock or warrants or if analysts issue other unfavorable commentary or cease publishing reports about the Company or its business.

The price of the Company’s Common Stock or warrants may be volatile, which could subject the Company to securities class action litigation and the Company’s stockholders could incur substantial losses.

The market price for the Company’s Common Stock or warrants may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in the Company’s quarterly or annual operating results;

•	actual or anticipated changes in the Company’s growth rate relative to the Company’s competitors;

•	failure to meet or exceed financial estimates and projections of the investment community or that the Company provides to the public;

•	issuance of new or updated research or reports by securities analysts;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of the Company’s securities; additions or departures of key management or other personnel;

•	disputes or other developments related to proprietary rights, including patents, litigation matters, and the Company’s ability to obtain patent protection for its products;

•	announcement or expectation of additional debt or equity financing efforts;

•	sales of the Company’s securities by the Company, its insiders or its other stockholders; and

•	general economic, market or political conditions in the United States or elsewhere.

In particular, the market prices of pharmaceutical companies like the Company’s have been highly volatile due to factors, including, but not limited to:

•	any delay or failure to conduct a clinical trial for a company’s product or to receive approval from the FDA and other regulatory agents;

•	developments or disputes concerning the a company’s intellectual property rights;

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•	technological innovations of such companies or their competitors;

•	changes in market valuations of similar companies;

•	announcements by such companies or their competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

•	failure to complete significant transactions or collaborate with vendors in manufacturing a product; and

•	proposals for legislation that would place restrictions on the price of pharmaceutical products.

These and other market and industry factors may cause the market price and demand for the Company’s Common Stock and warrants to fluctuate substantially, regardless of its actual operating performance, which may limit or prevent investors from readily selling their shares of Common Stock or warrants and may otherwise negatively affect the liquidity of the Company’s Common Stock or warrants. In addition, the stock market in general, and Nasdaq and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. In the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of the Company’s stockholders brought a lawsuit against the Company, the Company could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of the Company’s management.

The Company is an emerging growth company within the meaning of the Securities Act and has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

The Company is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, the Company’s shareholders may not have access to certain information they may deem important. The Company may be an emerging growth company for up to five years from the IPO of Tenzing, although circumstances could cause the loss of that status earlier, including if the market value of the common stock of the Company held by non-affiliates exceeds $700 million as of the last business day in any August before that time, in which case the Company would no longer be an emerging growth company as of the end of that fiscal year. The Company cannot predict whether investors will find its securities less attractive because the Company relies on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of the Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the Company’s securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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The Company will incur significantly increased costs and devote substantial management time as a result of operating as a public company particularly after the Company is no longer an “emerging growth company.”

As a newly public company, the Company will incur significant legal, accounting and other expenses that it did not incur as a private company. For example, the Company is required to comply with certain of the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. The Company expects that compliance with these requirements will increase its legal and financial compliance costs and will make some activities more time consuming and costly. In addition, the Company expects that its management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, the Company expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. In addition, after the Company no longer qualifies as an “emerging growth company,” as defined under the JOBS ACT the Company expects to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company has not yet completed the process of compiling the system and processing documentation needed to comply with such requirements. The Company may not be able to complete its evaluation, testing and any required remediation in a timely fashion. In that regard, the Company currently does not have an internal audit function, and the Company will need to hire or contract for additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

The Company cannot predict or estimate the amount of additional costs it may incur as a result of becoming a public company or the timing of such costs.

There may be limitations on the effectiveness of the Company’s internal controls, and a failure of the Company’s control systems to prevent error or fraud may materially harm the Company.

Proper systems of internal controls over financial accounting and disclosure controls and procedures are critical to the operation of a public company. The Company has a limited operating history and limited personnel in its finance and accounting functions, which may result in a lack of segregation of duties and the Company is at the very early stages of establishing, and the Company may be unable to effectively establish such systems, especially in light of the fact that the Company expects to operate as a publicly reporting company. This would leave the Company without the ability to reliably assimilate and compile financial information about the Company and significantly impair its ability to prevent error and detect fraud, all of which would have a negative impact on the Company from many perspectives.

Moreover, the Company does not expect that disclosure controls or internal control over financial reporting, even if established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of the Company’s control systems to prevent error or fraud could materially adversely impact the Company.

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The Company does not currently intend to pay dividends on the Company’s Common Stock in the foreseeable future, and consequently, any gains from an investment in the Company’s Common Stock will likely depend on appreciation in the price of its Common Stock.

The Company has never declared or paid cash dividends on its Common Stock and does not anticipate paying any cash dividends to holders of its Common Stock in the foreseeable future. Consequently, investors must rely on sales of their Common Stock and warrants after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of the Company’s Common Stock or warrants will appreciate in value or even maintain the price at which the stockholders have purchased their shares or warrants.

Upon dissolution of the Company, the stockholders may not recoup all or any portion of their investment.

In the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the proceeds and/or assets of remaining after giving effect to such transaction, and the payment of all debts and liabilities and distributions required to be made to holders of any outstanding preferred stock will then be distributed to the stockholders of Common Stock on a pro rata basis. There can be no assurance that the Company will have available assets to pay to the holders of its Common Stock, or any amounts, upon such a liquidation, dissolution or winding-up of the Company.

The amended and restated certificate of incorporation of the Company allows for the Company Board to create new series of preferred stock without further approval by the stockholders, which could adversely affect the rights of the holders of the Company’s Common Stock.

The Company Board has the authority to fix and determine the relative rights and preferences of preferred stock. The Company Board has the authority to issue up to 10 million shares of preferred stock without further stockholder approval. As a result, the Company Board could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to the Company’s assets upon liquidation and the right to receive dividend payments before dividends are distributed to the holders of the Company’s Common Stock. In addition, the Company Board could authorize the issuance of a series of preferred stock that has greater voting power than the Common Stock or that is convertible into the Company’s Common Stock, which could decrease the relative voting power of the Company’s Common Stock or result in dilution to existing stockholders.

Delaware law and the Amended and Restated Certificate of Incorporation and Bylaws will contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Amended and Restated Certificate of Incorporation and Bylaws, and the Delaware General Corporation Law, as amended (the “DGCL”), contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Company Board and therefore depress the trading price of the Company Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Company Board or taking other corporate actions, including effecting changes in management. Among other things, the Amended and Restated Certificate of Incorporation and Bylaws include provisions regarding:

•	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;

•	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;

•	a prohibition on stockholder action by written consent (except as required for holders of future series of preferred stock), which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

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•	the requirement that a special meeting of stockholders may be called only by the Company Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;

•	the requirement for the affirmative vote of holders of at least a majority of the voting power of all of the voting power of the then outstanding shares of the voting stock, voting as a single class, to amend, alter, change or repeal any provision of the Company’s Bylaws and certain provisions in the Amended and Restated Certificate of Incorporation, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•	the ability of the Company Board to amend the Bylaws by an affirmative vote of a majority of the Company Board, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

•	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company Board or management. In addition, as a Delaware corporation, the Company will generally be subject to provisions of Delaware law, including Section 203 of the DGCL.

Any provision of the Amended and Restated Certificate of Incorporation, Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for the Company’s common stock.

The Certificate of Incorporation will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers, or employees.

The Amended and Restated Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the Delaware General Corporate Law or the Amended and Restated Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Additionally, the Amended and Restated Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; provided, however, that such provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

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Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

Item 2 – Financial Information.

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Reviva, and certain unaudited pro forma financial information of Reviva and Tenzing combined, and is incorporated herein by reference.

Reference is further made to the disclosure contained in the Prospectus concerning management’s discussion and analysis of financial condition and results of operations for the three and six months ended August 31, 2020, prior to the consummation of the Business Combination, in the section titled “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TENZING,” which is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of Reviva for the three and nine months ended September 30, 2020 and 2019, prior to, and not reflecting the result of, the consummation of the Business Combination, is set forth below.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of Reviva’s financial condition and results of operations together with its consolidated financial statements and the related notes. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for its business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions.

Company Overview

Reviva was incorporated in the state of Delaware on May 1, 2006 and its subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated on December 23, 2014, and has a limited operating history. Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing significant unmet medical needs and burden to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory, and metabolic diseases. Reviva is using chemical genomics driven technology platform and proprietary chemistry to develop new medicines. Reviva’s pipeline currently has two platform drugs, RP5063 (Brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 (Brilaroxazine) and R1208 in the United States (U.S.), Europe, and several other countries.

Reviva’s lead drug candidate, RP5063 (Brilaroxazine), is ready for continued clinical development for multiple neuropsychiatric indications. These include schizophrenia, bipolar disorder (BD), major depressive disorder (MDD), behavioral and psychotic symptoms, dementia or Alzheimer’s disease (BPSD), Parkinson’s disease psychosis (PDP), and attention deficit hyperactivity disorder (ADHD). Furthermore, RP5063 (Brilaroxazine) is also ready for clinical development for two respiratory indications− pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF). The U.S. Food and Drug Administration (FDA) has granted Orphan Drug designation to RP5063 (Brilaroxazine) for the treatment of PAH in November 2016 and IPF in April 2018. RP1208 is also in preclinical development for depression and obesity.

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Following the closing of the Business Combination, Reviva’s primary focus is to complete the clinical development of RP5063 (Brilaroxazine) for the treatment of acute and maintenance schizophrenia.

Additionally, following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also continue the clinical development of RP5063 (Brilaroxazine) for the treatment of BD, MDD, BPSD, PDP, ADHD, PAH and IPF. Moreover, following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also advance the development of its second drug candidate, RP1208, for the treatment of depression and obesity.

Financial Overview

Reviva is a clinical-stage biopharmaceutical company and has not generated any revenues from the sale of products. Reviva has never been profitable, and Reviva’s accumulated deficit as of September 30, 2020 was $56.8 million. Reviva’s net loss for the nine months ended September 30, 2020 was $2.26 million. Reviva expects to incur significant expenses and increased operating losses for the next several years. Reviva expects its expenses to increase in connection with its ongoing activities to research, develop and commercialize its product candidates. Furthermore, Reviva expects to incur additional costs associated with operating as a public company. Reviva will need to generate significant revenues to achieve profitability, and Reviva may never do so.

Reviva expects its expenses will increase substantially in connection with its ongoing activities, as Reviva:

•	invests significantly to further research and develop, through clinical trials for RP5063 (Brilaroxazine) and pre- clinical research for RP1208, and seeks regulatory approval for, its product candidates, RP5063 (Brilaroxazine) and RP1208;

•	identifies and develops additional product candidates;

•	hires additional clinical, scientific and management personnel;

•	seeks regulatory and marketing approvals for any product candidates that Reviva may develop;

•	ultimately establishes a sales, marketing and distribution infrastructure to commercialize any drugs for which Reviva may obtain marketing approval;

•	maintains, expands and protects its intellectual property portfolio;

•	acquires or in-licenses other drugs and technologies; and

•	adds operational, financial and management information systems and personnel, including personnel to support Reviva’s product candidate development, any future commercialization efforts and Reviva’s transition to a public company.

Reviva has funded its operations to date primarily from the issuance and sale of its equity and convertible equity securities. As of September 30, 2020, Reviva had cash and cash equivalents of approximately $353,000. To fund Reviva’s current operating plans, Reviva will need to raise additional capital. The expected capital available upon completion of the Business Combination, together with Reviva’s existing cash and cash equivalents, will not be sufficient for Reviva to complete development of its product candidates and, if applicable, to prepare for commercializing any product candidate that may receive approval. Accordingly, Reviva will continue to require substantial additional capital beyond the expected capital available upon the completion of the Business Combination to continue its clinical development and potential commercialization activities; however, Reviva believes that the capital available upon completion of the Business Combination, together with its existing cash and cash equivalents, will be sufficient to fund its current operating plans through at least the first 12 months following the completion of the Business Combination. The amount and timing of Reviva’s future funding requirements will depend on many factors, including the pace and results of its clinical development efforts. Reviva will seek to fund its operations through public or private equity or debt financings or other sources, which may include collaborations with third parties. Adequate additional financing may not be available to Reviva on acceptable terms, or at all. Reviva’s failure to raise capital as and when needed would have a negative impact on its financial condition and its ability to pursue its business strategy. Reviva cannot assure you that it will ever be profitable or generate positive cash flow from operating activities.

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Research and Development Expenses

Reviva focuses its resources on research and development activities, including the conduct of preclinical and clinical studies and product development and expenses such costs as they are incurred. Reviva has not historically tracked or recorded research and development expenses on a project-by-project basis, primarily because Reviva uses its employee and infrastructure resources across multiple research and development projects, and it is not practical for Reviva to allocate such costs on a project-by-project basis. Reviva’s research and development expenses primarily consist of employee-related expenses, including deferred salaries, salaries, benefits and taxes for personnel in research and development functions.

The largest recurring component of Reviva’s total operating expenses has historically been research and development activities. Reviva expects its research and development expenses will increase for the next several years as it advances its development programs, pursues regulatory approval of its product candidates in the U.S. and other jurisdictions and prepares for potential commercialization, which would require a significant investment in costs related to contract manufacturing, inventory buildup and sales and marketing activities.

Reviva’s primary product candidates and their current status is as follows:

Drug Candidate	Indication	Status
RP5063	Schizophrenia	Phase 2 complete. Intending to initiate a pivotal Phase 3 study following the completion of the Business Combination.
RP5063	Bipolar Disorder	Phase 1 complete**
RP5063	Depression-MDD	Phase 1 complete**
RP5063	Alzheimer’s (AD-Psychosis/Behavior)	Phase 1 complete**
RP5063	Parkinson’s	Phase 1 complete**
RP5063	ADHD/ADD	Phase 1 complete**
RP5063	PAH	Phase 1 complete**
RP5063	IPF	Phase 1 complete**
RP1208	Depression	Completed pre-clinical development studies, including in vitro receptor binding studies, animal efficacy studies, and PK studies. Compound ready for IND enabling studies.
RP1208	Obesity	Completed pre-clinical development studies, including in vitro receptor binding studies and PK studies. Compound ready for animal efficacy studies.

** Reviva completed the phase 1 clinical study for RP5063 (Brilaroxazine) prior starting the phase 2 study in schizophrenia and schizoaffective disorder. Reviva collected safety data for RP5063 (Brilaroxazine) in over 200 patients, including healthy subjects and patients with stable schizophrenia, acute schizophrenia and schizoaffective disorder. Generally, no separate phase 1 study is required for conducting a phase 2 study for an additional indication, provided the treatment doses in the phase 2 study for an additional indication are within the range of doses tested in the previously completed phase 1 study.

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The successful development of Reviva’s platform and product candidates is highly uncertain, and Reviva may never succeed in achieving marketing approval for its product candidates RP5063 (Brilaroxazine), RP1208, or any future product candidates. At this time, Reviva cannot reasonably estimate the nature, timing, or costs of the efforts necessary to finish developing any of Reviva’s product candidates or the period in which material net cash, if any, from these product candidates may commence. This is due to the numerous risks and uncertainties associated with developing therapeutics, including the uncertainty of:

•	the scope, rate of progress, expense, and results of clinical trials;

•	the scope, rate of progress, and expense of process development and manufacturing;

•	preclinical and other research activities; and

•	the timing of regulatory approvals.

General Administrative Expenses

General and administrative expenses primarily consist of payroll and related costs for employees in executive, business development, finance, and administrative functions. Other significant general and administrative expenses include professional fees for accounting and legal services.

Reviva expects general and administrative expenses to increase as it expands infrastructure and continues the development of its clinical programs. Other increases could potentially include increased costs for director and officer liability insurance, costs related to the hiring of additional personnel, and increased fees for directors, outside consultants, lawyers, and accountants. The Company expects to incur significant costs to comply with corporate governance, internal controls, and similar requirements applicable to public companies.

Interest Expense

Interest expense consists primarily of interest associated with Reviva’s promissory notes.

Interest Income

Interest income consists of interest earned on Reviva’s cash & cash equivalents.

Critical Accounting Policies and Use of Estimates

Reviva’s unaudited condensed consolidated financial statements and the related notes included as Exhibit 99.2 to this Current Report on Form 8-K are prepared in accordance with U.S. GAAP.

This information should be read in conjunction with Reviva’s audited consolidated financial statements included as Exhibit 99.1 to this Current Report on Form 8-K. Reviva’s significant accounting policies are described in Note 2 to its audited consolidated financial statements included as Exhibit 99.1 to this Current Report on Form 8-K. There have been no significant changes to these policies during the nine months ended September 30, 2020.

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Results of Operations

Comparison of the three-month and nine-month periods ended September 30, 2020 and 2019:

The following table summarizes Reviva’s results of operation for the three and nine months ended September 30, 2020 and 2019:

	Three-Months ended September 30		Nine-Months ended September 30
	2020	2019	2020	2019
Operating expenses
Research and development	$955	$-	$295,150	$53,377
General and administrative	511,336	36,804	1,612,803	281,769
Loss from operations	(512,291)	(36,804)	(1,907,953)	(335,146)
Total other expense	(146,250)	(147,397)	(350,183)	(436,701)
Net loss	($659,088)	($184,201)	($2,259,483)	($772,647)

Research & Development expenses

Reviva incurred approximately $1,000 and $0 in research and development expenses for three-months ended September 30, 2020 and 2019, respectively. Reviva incurred approximately $295,000 and $53,000 in research and development expenses for nine-months ended September 30, 2020 and 2019, respectively. The primary increase for both periods was due to higher salary expenditures. Reviva’s research and development expenses could increase for the foreseeable future as Reviva continues to advance its platform and product candidates.

General Administrative Expenses

For the three-months ended September 30, 2020 and 2019, Reviva incurred approximately $511,000 and $37,000 in general and administrative expenses. For the nine-months ended September 30, 2020 and 2019 Reviva incurred approximately $1,613,000 and $282,000 in general and administrative expenses. The increase in both periods were due to higher salary expenditure, 2020 warrant expense, higher professional service fees for legal, audit and accounting activities.

Interest Expense

Interest expense for the three-months ended September 30, 2020 and 2019 was approximately $146,000 and $147,000, respectively. Interest expense for the nine-months ended September 30, 2020 and 2019 was approximately $375,000 and $437,000, respectively. The reduction in interest expense for the nine-month period was due to the investor note reclassification in the fourth quarter of 2019 to accrued liability pursuant to a legal judgement.

Interest & Other Income

Interest income consists of interest earned on our cash & cash equivalents. Other income of $25,000 recognized in the nine-month periods ending on September 30, 2020, relates to a non-refundable transaction payment made by Tenzing Acquisition Corporation.

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Net Loss

Net loss for the three-months ended September 30, 2020 and 2019 were approximately $659,000 and $184,000, respectively. The primary driver of the increased net loss was higher general & administrative expenses due to higher salary expenditure, 2020 warrant expense and professional fees. The net loss for the nine-months ended September 30, 2020 and 2019 were approximately $2,260,000 and $773,000, respectively. The increased net loss for the nine-months ended September 30, 2020 was due to higher salary expenditure, 2020 warrants expense and higher professional fees.

Liquidity and Capital Resources

As of September 30, 2020, Reviva had cash and cash equivalents of approximately $353,000. Reviva expects to continue to incur significant expenses and operating losses for the foreseeable future as Reviva continues its research and preclinical and clinical development of its product candidates; expands the scope of its current studies for its product candidates; initiates additional preclinical, clinical or other studies for its product candidates; changes or adds additional manufacturers or suppliers; seeks regulatory and marketing approvals for any of its product candidates that successfully complete clinical studies; seeks to identify, evaluate and validate additional product candidates; acquires or in-licenses other product candidates and technologies; maintains, protects and expands its intellectual property portfolio; attracts and retains skilled personnel; and experiences any delays or encounters issues with any of the above.

Until such time as Reviva can generate substantial product revenue, if ever, Reviva expects to finance its cash needs through a combination of equity or debt financings and collaboration agreements. Reviva does not currently have any committed external sources of capital.

To the extent that Reviva raises additional capital through the future sale of equity or debt, the ownership interest of its stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of Reviva’s existing stockholders.

If Reviva raises additional funds through collaboration agreements in the future, it may have to relinquish valuable rights to its technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to Reviva.

If Reviva is unable to raise additional funds through equity or debt financings when needed, Reviva may be required to delay, limit, reduce or terminate its product development or future commercialization efforts or grant rights to develop and market product candidates that Reviva would otherwise prefer to develop and market ourselves.

The table below sets forth selected cash flow data for the periods presented:

	Nine-Months Ended
	September 30, 2020	September 30, 2019
Net cash from:
Operating activities	$(1,131,035)	$(214,103)
Investing activities	-	-
Financing activities	$1,484,100	$100,000
Net increase (decrease) in cash and cash equivalents	$353,065	$(114,103)

Stock Options

Shares outstanding under the stock option plan are as follows as of September 30, 2020.

Options Outstanding	Weighted average remaining contractual life (years)	Shares Exercisable	Weighted Average Exercise Price Per Share
320,000	2.10	320,000	$1.81
110,000	4.18	110,000	$4.77
430,000	2.68	430,000	$2.57

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Off-Balance Sheet Arrangements

Reviva did not have during the periods presented, and does not currently have, any off-balance sheet arrangements, as defined under SEC rules.

Quantitative and Qualitative Disclosures About Market Risk.

Not Applicable.

Item 3 – Properties.

The Company’s principal offices are located at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014. The Company is subject to a one year lease, commencing February 2020. Basic rent is $1,196 per month. The facility is used for office space only, and the Company believes the facility is adequate for its foreseeable needs. The Company operates primarily as a virtual company.

Item 4 – Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the beneficial ownership of the Company, on December 14, 2020, upon the completion of the Business Combination, by:

•	each person known by the Company to be, or expected to be, the beneficial owner of more than 5% of shares of the Company’s Common Stock; and

•	each of the Company’s executive officers and directors.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the Common Stock of the Company is based on 9,231,737 shares of Common Stock issued and outstanding as of the completion of the Business Combination and the transaction related thereto.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Officers and Directors (1)
Laxminarayan Bhat (2)	2,490,334	26.96%
Marc Cantillon	*	*
Les Funtleyder	-	-
Richard Margolin	-	-
Purav Patel	*	*
Narayan Prabhu	-	-
Parag Saxena (3) (4) (5)	2,662,250	27.24%
All Directors and Officers as a Group (seven persons)	5,294,203	53.85%

Greater than Five Percent Holders:
Tenzing LLC (3) (4) (5)	2,662,250	27.24%

* Less than one percent.

(1)	The business address of each of the officers and directors is c/o Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014.
(2)	Includes (a) 5,388 shares of Common Stock held by Dr. Bhat’s spouse and (b) 6,090 shares of Common Stock issuable upon the exercise of Assumed Options held by Dr. Bhat’s spouse, that are exercisable or will be exercisable within 60 days.
(3)	Represents securities held by Tenzing LLC. The securities held by Tenzing LLC are beneficially owned by Rahul Nayar and Parag Saxena, the Company’s Chairman, and the managing members of Tenzing LLC, who jointly have sole voting and dispositive power over the shares held thereby. Each of Messrs. Nayar and Saxena disclaims beneficial ownership over any securities owned by Tenzing LLC in which he does not have any pecuniary interest.
(4)	Includes 540,500 shares of Common Stock issuable upon the exercise of warrants, issued at the Closing, that are exercisable or will be exercisable within 60 days.
(5)	The business address of Tenzing LLC is c/o Tenzing LLC, 250 West 55th Street, New York, New York 10019.

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Item 5 – Directors and Executive Officers.

Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 6 – Executive Compensation.

The executive compensation of the Company’s executive officers and directors is described in the Prospectus in the section titled “EXECUTIVE COMPENSATION OF REVIVA,” which is incorporated herein by reference.

Item 7 – Certain Relationships and Related Transactions, and Director Independence.

Tenzing Related Person Transactions

Founder Shares

In June 2018, Tenzing issued an aggregate of 1,437,500 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On August 20, 2018, Tenzing effectuated a 1.1-for-1 share dividend resulting in an aggregate of 1,581,250 Founder Shares outstanding. The Founder Shares included an aggregate of up to 206,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of Tenzing’s issued and outstanding shares after the IPO. On August 30, 2018, as a result of the underwriters’ election to fully exercise their over-allotment option, 206,250 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until the earlier of  (i) one year after the date of the consummation of the Business Combination, or (ii) the date on which the closing price of Tenzing’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after the Business Combination.

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Related Party Advances

Through August 23, 2018, Tenzing’s Chief Executive Officer advanced an aggregate of $363,436 to be used for the payment of costs related to the IPO. The advances were non-interest bearing, unsecured and due on demand. The advances were repaid upon the consummation of the IPO on August 23, 2018.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or Tenzing’s officers and directors were permitted, but were not obligated to, making working capital loans. Such working capital loans were evidenced by promissory notes. The notes were to be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,000,000 of notes were permitted to be converted upon consummation of a business combination into additional Private Placement Units (as defined in the Prospectus) at a price of $10.00 per Unit.

On February 10, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $750,000 (the “February Working Capital Loan”). Of such amount, $567,182 was used to fund an extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination. The February Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The February Working Capital Loan was converted into units at a purchase price of $10.00 per unit. The units were identical to the Private Placement Units.

On May 21, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $375,000 (the “May Working Capital Loan”). Of such amount, $210,836 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination. The May Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The May Working Capital Loan was converted into units at a purchase price of $10.00 per unit. The units were identical to the Private Placement Units.

On July 24, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $175,000 (the “July Working Capital Loan”). Of such amount, $105,418.17 was used to fund the extension loan into the Trust Account. The July Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The July Working Capital Loan was converted into units at a purchase price of $10.00 per unit. The units were identical to the Private Placement Units.

On August 18, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $125,000 (the “August Working Capital Loan”). Of such amount, $105,418.17 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination. The August Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The August Working Capital Loan was converted into units at a purchase price of $10.00 per unit. The units were identical to the Private Placement Units.

On September 24, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $350,000 (the “September Working Capital Loan”). Of such amount, $105,084.14 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination and to fund additional contributions in connection with the extension. The September Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The September Working Capital Loan was converted into units at a purchase price of $10.00 per unit, provided that conversion greater than $75,000 of the unpaid balance of the note was subject to the approval of Tenzing shareholders, which approval was obtained at the Shareholders Meeting. The units were identical to the Private Placement Units.

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On November 12, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $200,000 (the “November Working Capital Loan”, together with the February Working Capital Loan, the May Working Capital Loan, the July Working Capital Loan, the August Working Capital Loan and the September Working Capital Loan, the “Working Capital Loans”). Of such amount, $105,084.14 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination and to fund additional contributions in connection with the extension. The November Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The November Working Capital Loan was converted into units at a purchase price of $10.00 per unit, provided that conversion of the unpaid balance of the note was subject to the approval of Tenzing shareholders, which approval was obtained at the Shareholders Meeting. The units were identical to the Private Placement Units.

On December 14, 2020, in connection with the consummation of the Business Combination, the Sponsor elected to have the Working Capital Loans converted, pursuant to the terms of the Working Capital Loans, into Private Placement Units, resulting in the issuance of an aggregate of 197,500 shares of the Company’s Common Stock (the “Working Capital Shares”) and warrants to purchase 197,500 shares of the Company’s Common Stock (the “Working Capital Warrants,” together with the Working Capital Shares, the “Conversion Securities”). Upon issuance of the Conversion Securities all of the existing obligations of the Company under the Working Capital Loans were satisfied in full and irrevocably discharged, terminated and released, and the Sponsor retained no rights with respect to such Working Capital Loans, other than the registration rights provided pursuant to such Working Capital Loans.

Reviva Related Person Transactions

Other than compensation arrangements with the named executive officers and directors of Reviva, the disclosures below describe each transaction or series of similar transactions, since January 1, 2018, to which Reviva was a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of Reviva at year end for the last two completed fiscal years; and

•	any of Reviva’s directors, executive officers, promoters or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for Reviva’s named executive officers and directors are described in the Prospectus in the section titled “EXECUTIVE COMPENSATION OF REVIVA.”

Promissory Notes:

On July 11, 2016, Reviva issued a note to Purav Patel, one of Reviva’s directors, in the name of PENSCO Trust Company, Custodian, FBO Purav Patel IRA, pursuant to which Reviva borrowed an aggregate principal amount of $50,000.00. The entire balance of the note was used to help finance Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of July 11, 2017. The convertible promissory note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $24,499) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Reviva common stock all of the existing obligations of Reviva under the note were satisfied in full and irrevocably discharged, terminated and released, and Mr. Patel retained no rights with respect to such note.

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On July 11, 2016, Reviva issued a note to Purav Patel, one of Reviva’s directors, pursuant to which Reviva borrowed an aggregate principal amount of $50,000. The entire balance of the note was used to help finance Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of July 11, 2017. The convertible promissory note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $24,499) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Reviva common stock all of the existing obligations of Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and Mr. Patel retained no rights with respect to such note.

On November 13, 2018, Reviva issued a note to Purav Patel, one of Reviva’s directors, pursuant to which Reviva borrowed an aggregate principal amount of $50,000. The entire balance of the note was used to help finance Reviva’s operations. The note accrued interest at a rate of 8% per annum with a maturity date of May 13, 2019. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $8,296) by (B) a conversion price equal to $0.831018. Upon issuance of such shares of Reviva common stock all of the existing obligations of Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and Mr. Patel retained no rights with respect to such note.

On December 13, 2018, Reviva issued a note to Buena Vista Fund II, LLC of which Purav Patel, one of Reviva’s directors, is Managing Member, in the principal amount of $25,000. The entire balance of the note was used to help finance Reviva’s operations. The note accrued interest at a rate of 8% per annum with a maturity date of June 13, 2019. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $3,984) by (B) a conversion price equal to $1.330045. Upon issuance of such shares of Reviva common stock all of the existing obligations of Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and Buena Vista Fund II, LLC retained no rights with respect to such note.

On October 14, 2016, Reviva issued a note to The Firdos Sheikh Family Trust of which Firdos Sheikh, a holder of greater than 5% of Reviva’s preferred stock, is Trustee, in the principal amount of $100,000. The entire balance of the note was used to help finance Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of October 14, 2017. The note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $45,874) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Reviva common stock all of the existing obligations of Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and The Firdos Sheikh Family Trust retained no rights with respect to such note.

On April 2, 2020, Reviva issued a note to The Firdos Sheikh Family Trust of which Firdos Sheikh, a holder of greater than 5% of Reviva’s preferred stock, is Trustee, in the principal amount of $100,000. The entire balance of the note was used to help finance Reviva’s operations. The note accrued interest at a rate of 8% per annum with a maturity date of October 2, 2020. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $5,523) by (B) a conversion price equal to $1.329770. Upon issuance of such shares of Reviva common stock all of the existing obligations of Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and The Firdos Sheikh Family Trust retained no rights with respect to such note.

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On September 9, 2016, Reviva issued a note to the Thaker Family Limited Partnership, of which Pankaj Thaker, a holder of greater than 5% of Reviva’s preferred stock, is the General Partner, in the principal amount of $25,000. The entire balance of the note was used to help finance Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of September 9, 2017. The note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $11,756) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Reviva common stock all of the existing obligations of Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and Thaker Family Limited Partnership retained no rights with respect to such note.

On September 9, 2016, Reviva issued a note to the 2012 Satyen P. Thaker Revocable Trust, of which Satyen Thaker, a holder of greater than 5% of Reviva’s preferred stock, is the Trustee, in the principal amount of $25,000. The entire balance of the note was used to help finance Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of September 9, 2017. The 2016 Note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $11,756) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Reviva common stock all of the existing obligations of Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and 2012 Satyen P. Thaker Revocable Trust retained no rights with respect to such note.

Related Party Payable

Reviva had related party payables due to Laxminarayan Bhat, Reviva’s Chief Executive Officer, for expenses that were incurred on Reviva’s behalf by Dr. Bhat totaling $75,707 as of December 4, 2020, which amount was reimbursed to Dr. Bhat on December 7, 2020.

Indian Subsidiary

Mr. Krishnamurthy Bhat, an Indian resident and the brother of Dr. Bhat, Reviva’s Chief Executive Officer’s, holds a 1% ownership stake and is a director of the Company’s subsidiary, Reviva Pharmaceuticals India Private Limited. The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment issued by the Government and the Foreign Exchange Management Act, 1999, which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

Employment

Reviva employs Seema R. Bhat, the spouse of Laxminarayan Bhat, Reviva’s Chief Executive Officer, as its Vice President for Program & Portfolio Management, pursuant to an Offer Letter dated March 1, 2011. In October 2015, Ms. Bhat entered into a letter agreement with Reviva pursuant to which Ms. Bhat agreed to a reduction in her base annual salary to $30,000.00 for an indefinite period of time. Effective since October 2018, Ms. Bhat had agreed to defer her entire salary, without interest. Effective as of September 24, 2020, 35,385 shares of Reviva common stock were issued to Ms. Bhat in full satisfaction of the entire deferred salary balance owed to Ms. Bhat, pursuant to a Stock Issuance Agreement and Release.

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Effective since October 2018, Dr. Cantillon had agreed to defer his entire salary, without interest. Effective as of September 25, 2020, 35,385 shares of Reviva common stock were issued to Dr. Cantillon in full satisfaction of the entire deferred salary balance owed to Dr. Cantillon, pursuant to a Stock Issuance Agreement and Release.

Effective since April 2019, Dr. Bhat had agreed to the deferral of his past salary as necessary, without interest. Effective as of September 24, 2020, 132,506 shares of Reviva common stock were issued to Dr. Bhat in full satisfaction of the entire deferred salary balance owed to Dr. Bhat, pursuant to a Stock Issuance Agreement and Release.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and named executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and executive officers. For a more fulsome description of the indemnification agreements refer to the disclosure in Item 5.02 of this Current Report on Form 8-K under the heading “Indemnification Agreements.”

Policies and Procedures for Related Party Transactions:

The board of directors of the Company (the “Company Board”) has adopted a policy that its executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of its Common Stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest (collectively “related parties”), are not permitted to enter into a transaction with the Company without the prior consent of the Company Board acting through the Audit Committee or, in certain circumstances, the chairman of the Audit Committee. Any request for the Company to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to the Audit Committee, or in certain circumstances the chairman of the Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee, or the chairman of the Audit Committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

Director Independence

The Company Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Company Board has determined that Mr. Saxena, Mr. Funtleyder, Dr. Margolin, and Mr. Patel do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of the Nasdaq Market and the SEC.

Item 8 – Legal Proceedings.

In December 2016 and July 2018, New Silk Route Advisors LP (or NSR Advisors), a registered investment advisor of which Parag Saxena (the Chairman of the Company Board) is Chief Executive Officer and founding general partner, consented (without admitting or denying any findings) to two U.S. Securities and Exchange Commission (or SEC) orders settling separate civil investigations by the SEC related to certain of its practices that the SEC found violated the Investment Advisers Act of 1940, as amended. In the first matter, NSR Advisors failed to secure required advisory board consents for certain co-investments and was fined $275,000 and censured. In the second matter, NSR Advisors failed to timely distribute required annual audited financial statements to investors and was fined $75,000 and censured. Mr. Saxena was not named individually in either of these matters.

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On January 2, 2020, there was a judgement issued by the District Court of Harris County, Texas, pursuant to an agreement reached between Reviva and the holder of a note issued by Reviva in April 2017. Under the terms of the judgement, Reviva was obligated to repay the holder of the note the principal investment of $1,200,000, accrued interest of $242,000, and legal fees of $5,000 (the “Judgment”). The obligatory payment was accruing interest at 5.5% per annum. On December 16, 2020, pursuant to the terms of a Settlement and Release Agreement entered into on December 2, 2020 (the “Settlement Agreement”), Reviva made a payment to the holder of the note in the amount of $1,514,619.70 in full satisfaction and settlement of all claims, matters, disputes and causes of action between the holder of the note and Reviva. Pursuant to the terms of the Settlement Agreement, the holder of the note subsequently filed a release of judgment in the District Court of Harris County, Texas, releasing Reviva from the Judgment.

Item 9 – Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Prior to the Closing, Tenzing’s units, Ordinary Shares and warrants were traded on Nasdaq under the symbols TZACU, TZAC and TZACW, respectively. Tenzing’s units commenced public trading on August 21, 2018, and its ordinary shares and warrants commenced public trading on October 18, 2018.

In connection with the Closing, on December 15, 2020, the Company’s Common Stock and warrants began trading on Nasdaq under the symbols “RVPH” and “RVPHW,” respectively, subject to ongoing review of the Company’s satisfaction of all listing criteria post-business combination.

Holders of The Company’s Common Equity

As of December 14, 2020, immediately after the Closing, there were approximately 14 holders of record of the Company’s Common Stock and approximately 4 holders of record of the Company’s warrants.

Item 10 – Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale of certain unregistered securities, which is incorporated herein by reference.

Item 11 – Description of Registrant’s Securities to be Registered.

The Company’s securities are described in the Prospectus in the section titled “DESCRIPTION OF REVIVA’S, TENZING’S, AND THE COMPANY’S SECURITIES - Capital Stock of the Company after the Business Combination,” which is incorporated herein by reference.

Item 12 – Indemnification of Directors and Officers.

The indemnification arrangements with the Company’s directors and officers are described in Item 5.02 of this Current Report on Form 8-K under the heading “Indemnification Agreements,” which is incorporated herein by reference.

Item 13 – Financial Statements and Supplementary Data.

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Reviva, and certain unaudited pro forma financial information of Reviva and Tenzing combined, and is incorporated herein by reference.

Item 14 – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Reference is made to the disclosure set forth in Item 4.01 of this Current Report on Form 8-K concerning the auditors of the Company, and is incorporated herein by reference.

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Item 15 – Financial Statements and Exhibits.

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Reviva, and certain unaudited pro forma financial information of Reviva and Tenzing combined, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 and 2.01 of this Current Report on Form 8-K concerning the issuance of the Side Letter Shares pursuant to the Side Letter, which disclosures are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 1.01 and 2.01 of this Current Report on Form 8-K concerning the issuance of the Additional Shares pursuant to the Non-Redemption Agreement, which disclosures are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 1.01 and 2.01 of this Current Report on Form 8-K concerning the issuance of the Conversion Securities pursuant to conversion of the Working Capital Loans, which disclosures are incorporated herein by reference.

Reference is made to the disclosure set forth in the Prospectus concerning entry into the Backstop Agreements and the Additional Backstop Agreement, in the section titled, “QUESTIONS AND ANSWERS - Will Tenzing enter into any financing arrangements in connection with the Business Combination?,” which disclosures are incorporated herein by reference. As of November 13, 2020, the Backstop Investors had purchased a number of Tenzing’s ordinary shares in open market or private transactions entitling such Backstop Investors to the issuance of 41,263 shares of Common Stock (the “Backstop Additional Shares”) pursuant to the terms of the Backstop Agreements and the Additional Backstop Agreement. At the Closing, the Company issued the Additional Backstop Shares.

Reference is made to the disclosure set forth in the Prospectus concerning entry into the Reviva Interim Period Notes and the Reviva Contingent Interim Period Notes, in the sections titled, “DESCRIPTION OF REVIVA’S, TENZING’S, AND THE COMPANY’S SECURITIES - The Reviva Interim Period Notes” and ““DESCRIPTION OF REVIVA’S, TENZING’S, AND THE COMPANY’S SECURITIES - The Reviva Contingent Interim Period Notes,” which disclosures are incorporated herein by reference. On December 14, 2020, pursuant to their terms, the Reviva Interim Period Notes automatically converted into shares of Reviva common stock immediately prior to Closing, which shares were exchanged for 91,602 shares of Common Stock as part of the Merger Consideration. On December 14, 2020, pursuant to their terms, the Reviva Contingent Interim Period Notes automatically converted into shares of Reviva common stock immediately prior to Closing, which shares were exchanged for 261,626 shares of Common Stock as part of the Merger Consideration.

Securities Act Exemptions

The Company deemed the offers, sales and issuances of the securities described above to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 3(a)(9) or Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering, as applicable.

All certificates representing the securities issued in the transactions described above included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities.

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Item 3.03. Material Modification to Rights of Security Holders.

On December 14, 2020, in connection with the Closing, and pursuant to the terms of the Merger Agreement, the Company filed and adopted an amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”). Reference is made to the disclosure described in the Prospectus in the sections titled “PROPOSAL 4: THE CHARTER AMENDMENT PROPOSALS,” and “DESCRIPTION OF REVIVA’S, TENZING’S, AND THE COMPANY’S SECURITIES,” which are incorporated herein by reference.

The foregoing description of the Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is filed herewith as Exhibit 3.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to Tenzing and has succeeded to the attributes of Tenzing as the registrant. In addition, the shares of Common Stock of the Company, as the successor to Tenzing, are deemed to be registered under Section 12(b) of the Exchange Act. Holders of Tenzing’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to Tenzing.

Item 4.01 Change in Registrant’s Certifying Accountant

Prior to the Business Combination, Tenzing’s consolidated financial statements were audited by Marcum LLP (“Marcum”). For accounting purposes, the Business Combination is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Reviva, which have been audited by Armanino LLP (“Armanino”), will become the historical consolidated financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On December 17, 2020, the Audit Committee of the Company Board elected to continue to engage Marcum, an independent registered accounting firm, as the Company’s independent registered public accounting firm to review the Company’s consolidated financial statements for the three month period ended November 30, 2020. The Company's formal engagement of Marcum remains subject to the completion of Marcum’s standard client acceptance processes. Following Marcum’s review of the consolidated financial statements for the three month period ended November 30, 2020, the Company intends to terminate Marcum’s engagement and appoint and continue the engagement of Armanino as the independent registered public accounting firm to review the Company’s consolidated financial statements.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Prospectus in the section titled “PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL — The Merger Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

In accordance with the Merger Agreement, on December 14, 2020, at the Effective Time, each of the directors of Tenzing resigned, except for Parag Saxena, who remains on the Company Board as the Chairman of the Company Board, and effective as of the Effective Time, the following individuals were appointed to the Company Board: Laxminarayan Bhat, Les Funtleyder, Richard Margolin, and Purav Patel, each of whose terms expire at the Company’s next annual meeting of stockholders.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Executive Officers and Directors

In accordance with the Merger Agreement, on December 14, 2020, at the Effective Time, (i) Rahul Nayar resigned as Chief Executive Officer, Gonzalo Cordova resigned as Chief Financial Officer, and Atanuu Agarrwal resigned as Vice President, and (ii) Rahul Nayar, William Campbell, Nina Shapiro and Vikas Thapar resigned from the Company Board and any respective committee of the Company Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Certain Officers

In accordance with the Merger Agreement, on December 14, 2020, the Company Board appointed the following officers of the Company, effective at the Effective Time: Laxminarayan Bhat, as Chief Executive Officer and President, Marc Cantillon, MD, as Chief Medical Officer, and Narayan Prabhu, as Chief Financial Officer.

Laxminarayan Bhat (55) - see description below under the heading “Appointment of Directors.”

Marc Cantillon (62) has served as Chief Medical Officer of Reviva since 2013, and previously served as Consulting Medical Director of Reviva from 2008 to 2013. Dr. Cantillon became the Company’s Chief Medical Officer in December 2020. From 1995 to 1997, Dr. Cantillon served as Sr. Director at AnstraZeneca plc, (NYSE: AZN), a public company engaged in the biopharmaceuticals business. From 1997 to 1999, he served as US Lead at Sanofi- Aventis S.A. (Nasdaq: SNY), also a publicly-traded biopharmaceuticals company. From 2000 to 2002, he served as Global CNS Lead Medical Affairs at Wyeth/Pfizer (NYSE: PFE), another publicly-traded biopharmaceuticals company, and, from 2006 to 2010, served as AVP at Schering-Plough/Merck Sharp & Dohme Corp., now Merck & Co., Inc. (NYSE: MRK), another public company engaged in the biopharmaceuticals business. Dr. Cantillon has over 25 years of experience in translational Proof-of-Mechanism (POM), Proof-of-Concept (POC) and Phases 1 through IV trials and development in multiple therapeutics areas. Dr. Cantillon earned his MD from the Karolinska Institute of Medicine. He is board certified by the American Board of Neurology and Psychiatry.

Narayan Prabhu (49) joined the Company as Chief Financial Officer in December 2020. Since May 2019, Mr. Prabhu served as an independent consultant providing Interim Chief Financial Officer and Controller services. Mr. Prabhu previously served as the Chief Financial Officer of Sony Biotechnology Inc., a biotechnology company focused on reagents, flow cytometry and spectral imaging from November 2014 to April 2019. From September 2009 to October 2014, Mr. Prabhu served as the M&A Controller at Cisco Systems, Inc. (Nasdaq: CSCO). Mr. Prabhu is a CPA and received his B.S. in Accounting & Finance from Indiana University at Bloomington — Kelley School of Business and MBA from the University of California at Berkeley — Haas School of Business.

Appointment of Directors

In accordance with the Merger Agreement, on December 14, 2020, effective at the Effective Time of the Merger, the following individuals were appointed to the Company Board as directors:

Laxminarayan Bhat (55) has served as the Founder, President, Chief Executive Officer and as a Director of Reviva Pharmaceuticals, Inc. since 2006. Dr. Bhat became the Company’s Chief Executive Officer, President, and a Director in December 2020. From 2000 to 2004, Dr. Bhat served as research scientist at XenoPort, Inc., now a part of Arbor Pharmaceuticals, LLC (NYSE: ABR), a public company engaged in the pharmaceuticals business. Dr. Bhat also served as a research scientist, from 2004 to 2006, at ARYx Therapeutics Inc, (previously trading under OTCM: ARYX), a former public company that focused on the development of pharmaceutical products. From 1997 to 2000, Dr. Bhat served as a post-doctoral researcher in the Drug Discovery Program at the Higuchi Biosciences Center, a biomedical research center at the University of Kansas. He has over twenty years of experience in drug discovery and development. Dr. Bhat received his Ph.D. in synthetic organic chemistry from Central University (NEHU), in India, and has received post-doctoral training at the University of Kansas, the Georg-August-Universität, in Göttingen, Germany and the Université du Maine, in France. In 1995, he was selected for the Alexander von Humboldt Fellowship to pursue advanced research in Germany.

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The Company believes Dr. Bhat’s history as the founder of Reviva and his experience in drug discovery and development qualifies him to serve on the Company Board.

Les Funtleyder (51) became a director of the Company in December 2020. Mr. Funtleyder has served as a member of the board of directors of Applied Therapeutics Inc. (Nasdaq: APLT), a clinical-stage biopharmaceutical company, since June 2016 and served as its interim Chief Financial Officer from December 2018 to April 2019. Mr. Funtleyder has also served as a healthcare portfolio manager at E Squared Capital Management, LLC since January 2014, a senior external advisor with McKinsey and Co. since June 2017, and a consulting partner at Bluecloud Health, a private equity healthcare fund, since December 2013. Mr. Funtleyder previously served as the director of strategic investments and communications of OPKO Health Inc. (Nasdaq: OPK), a publicly traded healthcare company, from April 2014 to June 2016. Mr. Funtleyder currently serves on the board of directors of several private healthcare companies and foundations. Mr. Funtleyder is also an adjunct professor at Columbia University Medical Center. Mr. Funtleyder received his B.A. from Tulane University and MPH from Columbia University Mailman School of Public Health.

The Company believes Mr. Funtleyder’s extensive experience managing and investing in the healthcare industry and his experience serving as the CFO of another publicly-traded pharmaceutical company qualifies him to serve on the Company Board.

Richard Margolin (69) became a director of the Company in December 2020. Since February 2020, Dr. Margolin has served as Senior Vice President, Translational Sciences and Clinical Development at TauC3 Biologics Ltd., a privately held British biopharmaceutical company. Dr. Margolin also currently serves as the Chief Medical Officer of Eikonizo Therapeutics, Inc., a biotechnology company since January 2020, and he is the Founder and Principal Consultant of CNS Research Solutions LLC, a consulting firm supporting the development of novel therapeutics for CNS disorders since May 2018. From December 2016 to April 2018, Dr. Margolin served as Executive Director, Internal Medicine Research Unit at Pfizer, Inc. (NYSE: PFE), a publicly-traded pharmaceutical company. From November 2013 to December 2016, Dr. Margolin served as the Vice President, Clinical Development at CereSpir, Inc., a biotechnology company. Previously, he held positions in two major pharmaceutical companies, and earlier in his career he held leadership positions in psychiatry departments of two major U.S. medical schools. Dr. Margolin earned his AB from Harvard College and his MD from the University of California, Irvine and received research training at the National Institutes of Health.

The Company believes Dr. Margolin’s 30 years of experience in pharmaceutical research and development qualifies him to serve on the Company Board.

Purav Patel (38) has served as a director of Reviva since 2017. Mr. Patel became a director of the Company in December 2020.Since January 2014, Mr. Patel has also been Founder and Managing Partner of Buena Vista Fund I, a company engaged in the business of startup investments. Mr. Patel has over 14 years of experience in business operations and scaling startups. Mr. Patel serves on the Board of Pratham, a charitable organization with the mission to vastly improve the quality of education for underprivileged children and youth across India. Mr. Patel holds a Bachelor’s Degree in Biology and Business from the University of Texas. Mr. Patel is skilled at financial analysis, business operations and fundraising.

The Company believes Mr. Patel’s 12 years of knowledge of Reviva’s history, team, investors and product candidates qualifies him to serve on the Company Board.

Parag Saxena (65) has served as Chairman of the Company Board since 2018. Mr. Saxena has extensive investment experience in the U.S. and in the Indian subcontinent. Mr. Saxena co-founded Vedanta Management LP (or Vedanta) and NSR Advisors in 2006, private equity investment management firms, which currently collectively manage over $1 billion in assets. He is the Managing Partner and Chief Executive Officer of both firms. Previously, he was Chief Executive Officer of INVESCO Private Capital (and its predecessor firms), a venture capital firm in the U.S. During his 23-year tenure, over 300 investments were made, including Amgen, Costco, PictureTel, Polycom, Staples and Starbucks. Mr. Saxena led more than 90 investments for INVESCO Private Capital (and its predecessor firms), a third of which went on to become public companies. These investments include Alkermes, Celgene, Genomic Health, Indigo, Masimo, Transgenomic, Xenon Pharmaceuticals, Amber Networks, ARM Holdings, MetroPCS, and Volterra. Mr. Saxena has served on committees advising the Prime Minister of India on foreign direct investments, and the Planning Commission of India on venture capital. He was also a Director of the Indian Institute of Technology, Bombay’s Heritage Fund as well as a Trustee of the Bharatiya Vidya Bhavan. He is on the Advisory Board of the Center for Advanced Studies on India at the University of Pennsylvania and is on the Indian Advisory Council of Brown University. Mr. Saxena was the President of TiE Tri-State (NY, CT, NJ) from 2003 to 2010. He was also on Mayor Bloomberg’s Applied Sciences NYC Advisory Committee. Mr. Saxena received an M.B.A. from the Wharton School of the University of Pennsylvania. He earned a B.Tech. from the Indian Institute of Technology, Bombay and an M.S. in Chemical Engineering from the West Virginia College of Graduate Studies.

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The Company believes Mr. Saxena’s deep financial, entrepreneurial and business expertise and extensive experience as a member of the boards and board committees of other public companies qualifies him to serve on the Company Board.

Board Committees

Effective as of the Effective Time, the Company’s audit committee was comprised of Les Funtleyder (chair), Purav Patel, and Richard Margolin, the Company’s compensation committee was comprised of Purav Patel (chair), Richard Margolin and Parag Saxena, and the Company’s nominating committee was comprised of Parag Saxena (chair), Les Funtleyder and Purav Patel.

Non-Employee Director Compensation

The Company Board intends to consider and adopt a director compensation policy for its non-employee directors. The Company Board anticipates that such policy will include equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

Agreements with Certain Executive Officers

As a result of the Closing, effective as of the Effective Time, the Company entered into agreements with Laxminarayan Bhat as President and Chief Executive Officer (the “Bhat Employment Agreement”), and Narayan Prabhu as Chief Financial Officer (the “Prabhu Offer Letter”). Dr. Bhat is also party to a Non-Competition Agreement with the Company, dated as of July 20, 2020, which became effective as of the Effective Time (the “Non-Competition Agreement”).

Descriptions of the Bhat Employment Agreement and the Prabhu Offer Letter are included in the Prospectus under the section titled “EXECUTIVE COMPENSATION OF REVIVA - Offer Letters with Reviva’s Named Executive Officers,” and the text of the agreements are filed as Exhibits 10.1 and 10.5 hereto. A description of the Non-Competition Agreement is included in the Prospectus under the section titled “PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL - Related Agreements – Non-Competition Agreement,” and the text of the agreement is filed as Exhibit 10.4 hereto. Such descriptions and the text of such agreements are incorporated herein by reference into this Current Report on Form 8-K.

Reviva entered into an Offer Letter on December 12, 2012 with Marc Cantillon as its Chief Medical Officer (the “2012 Offer Letter”). In October 2015, Dr. Cantillon entered into a letter agreement with Reviva pursuant to which Dr. Cantillon agreed to a reduction in his base annual salary to $100,000.00 for an indefinite period of time (the “2015 Reduction Letter”). In March 2016, Dr. Cantillon entered into a letter agreement with Reviva pursuant to which Dr. Cantillon agreed to a reduction in his base annual salary to $30,000.00 for an indefinite period of time (the “2016 Reduction Letter,” together with the 2012 Offer Letter and the 2015 Reduction Letter, the “Cantillon Offer Letter”). The Cantillon Offer Letter was assumed by the Company at the Effective Time, and constitutes an at-will employment agreement. Dr. Cantillon will also be eligible to receive, from time to time, equity awards under the Company’s 2020 Equity Incentive Plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Company Board, or a committee thereof, in their discretion.

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The foregoing descriptions of the Cantillon Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Cantillon Offer Letter, which is incorporated herein by reference into this Current Report on Form 8-K as Exhibits 10.6, 10.7 and 10.8 hereto.

Indemnification Agreements

On December 14, 2020, the Company Board adopted and entered into (a) a form of indemnification agreement (the “Indemnification Agreement”) between the Company and each of its directors and executive officers, except for Parag Saxena, and (b) a form of indemnification agreement (the “Saxena Indemnification Agreement”) with Parag Saxena.

The Indemnification Agreement requires the Company to indemnify each director and officer to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise.

The Saxena Indemnification Agreement is on substantially the same form as the Indemnification Agreement, except that it includes a provision specifying that the Company will act as the indemnitor of first resort and that the Company will not assert that Mr. Saxena, as indemnitee under the Saxena Indemnification Agreement, must seek expense advancement or reimbursement, or indemnification, from any stockholder of the Company and/or certain of any such stockholder’s affiliates who Mr. Saxena may have rights to indemnification, advancement of expenses and/or insurance from, before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under the Saxena Indemnification Agreement.

The foregoing summary and description of the provisions of the Indemnification Agreement and the Saxena Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indemnification Agreement and the Saxena Indemnification Agreement, copies of which are incorporated herein by reference into this Current Report on Form 8-K as Exhibits 10.9 and 10.10 hereto, respectively.

Equity Incentive Plans

2020 Equity Incentive Plan

On December 14, 2020, the Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) became effective. The Company’s stockholders approved the 2020 Equity Incentive Plan at the Special Meeting, and reserved a total of 461,587 shares of Common Stock for issuance thereunder. The general purpose of the 2020 Equity Incentive Plan is to provide a means whereby employees, officers, directors, consultants, advisors or other individual service providers of the Company or any of its subsidiaries may develop a sense of proprietorship and personal involvement in the Company’s development and financial success, and to encourage them to devote their best efforts to the Company, thereby advancing the Company’s interests and the interests of stockholders of the Company. The 2020 Equity Incentive Plan provides for a broad array of equity incentives and performance cash incentives. Employees, officers, directors, consultants, advisors and other individual service providers of the Company and its subsidiaries who, in the opinion of the Company’s compensation committee, are in a position to contribute to the Company’s success, or any person who is determined by the Company’s composition committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary will be eligible for grants under the 2020 Equity Incentive Plan.

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The terms and conditions of the 2020 Equity Incentive Plan are described in the Prospectus in the section entitled “PROPOSAL 3: THE 2020 EQUITY INCENTIVE PLAN PROPOSAL.” The foregoing description of the 2020 Equity Incentive Plan and the information incorporated by reference in the preceding sentence do not purport to be complete and are qualified in their entirety by the terms and conditions of the 2020 Equity Incentive Plan, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.13.

Certain 2020 Equity Incentive Plan Information

New Grants under the 2020 Equity Incentive Plan.   The following table sets forth awards intended to be granted to each of the following under the 2020 Equity Incentive Plan, subject to approval by the Compensation Committee:

Group	Number of Options Granted Under Plan

All Executive Officers as a Group	50,000 (1)
All Non-Employee Directors, as a Group	15,226 (2)
All employees other than executive officers as a Group	-

(1)	The Prabhu Offer Letter became effective at the consummation of the Business Combination. Pursuant to the Prabhu Offer Letter, the compensation committee of the Company will determine the number of shares of Company Common Stock for which Mr. Prabhu will be granted an option to purchase shares, which number is anticipated to be approximately 50,000 shares, and the terms of such option grant under the 2020 Equity Incentive Plan.
(2)	On November 5, 2018, in connection with his appointment to, and service on, the board of directors of Reviva, the board of directors of Reviva proposed approving the grant of options to purchase up to 100,000 shares of common stock of Reviva to Purav Patel (the “Promised Options”). The compensation committee of the Company will determine the number of shares of Company Common Stock for which Mr. Patel will be granted an option to purchase shares, which number is anticipated to be approximately 15,226 shares, and the terms of such option grant under the 2020 Equity Incentive Plan, in satisfaction of the obligation to issue the Promised Options.

Because future awards under the 2020 Equity Incentive Plan (including the grants described in the table above) will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

2006 Equity Incentive Plan

Reviva’s board of directors adopted, and Reviva’s stockholders approved, the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan, effective as of August 2006. The Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to Reviva’s employees, and for the grant of nonstatutory stock options, or NSOs, and restricted stock awards to Reviva’s employees, officers, directors and consultants; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. As of 2016, no new grants of awards are permitted under the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan.

As of the Effective Time, the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan was amended to change its name to the Reviva Pharmaceuticals Holdings, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”), and each outstanding option to acquire Reviva common stock (whether vested or unvested) under the 2006 Equity Incentive Plan was assumed by the Company and automatically converted into an option to acquire shares of Company Common Stock, with its price and number of shares equitably adjusted based on the conversion of the shares of common stock of Reviva into shares of the Company Common Stock pursuant to the Merger Agreement. Pursuant to such assumption and automatic conversion, as of the Effective Time there are outstanding options under the 2006 Equity Incentive Plan exercisable for an aggregate of 65,471 shares of Company Common Stock, and no new grants of awards are permitted under the 2006 Equity Incentive Plan.

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The foregoing description of the 2006 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2006 Equity Incentive Plan, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.16.

Related-Party Transactions

Reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, under the heading “Item 6. Executive Compensation,” which is incorporated herein by reference.

Reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, under the heading “Item 7. Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth in Item 3.03 of this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on December 14, 2020, the Board approved a new Code of Business Conduct and Ethics (the "Code"), which applies to all directors, officers and employees of the Company and its subsidiaries.

The Code is available in the Investor Relations section of the Company's website, located at http://revivapharma.com/ under the link for "Investor Relations and Leadership” – “Governance & Leadership” – “Documents and Charters.” The contents of the Company's website are not incorporated by reference in this Current Report on Form 8-K or made a part hereof for any purpose.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company upon the Closing. The material terms and conditions of the Business Combination are described in the Prospectus, in the section titled “PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL,” which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Reviva’s audited financial statements for the years ended December 31, 2019 and 2018, and the notes related thereto, are filed herewith and attached hereto as Exhibit 99.1, and are incorporated herein by reference.

Reviva’s unaudited interim financial statements for the three and nine months ended September 30, 2020, and the notes related thereto, are filed herewith and attached hereto as Exhibit 99.2, and are incorporated herein by reference.

(b) Pro Forma Financial Information

Certain unaudited pro forma combined financial information of the Company, and the notes related thereto, are filed herewith and attached hereto as Exhibit 99.3, and are incorporated herein by reference.

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(d)         Exhibits

Exhibit No.	Exhibit

2.1+	Agreement and Plan of Merger, dated as of July 20, 2020, by and among the Company, Merger Sub, Sponsor in the capacity as the Purchaser Representative, Reviva, and Dr. Bhat in the capacity as the Seller Representative (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on July 24, 2020, and incorporated herein by reference).

3.1*	Certificate of Corporate Domestication

3.2	Interim Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed on December 14, 2020, and incorporated herein by reference).

3.3*	Amended and Restated Certificate of Incorporation

3.4	Bylaws of Reviva Pharmaceuticals Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed on December 14, 2020, and incorporated herein by reference).

4.1*	Form of Assumed Warrant

4.2	Specimen Warrant Certificate (filed as Exhibit 4.3 to the Company’s Form S-1 (File No. 333-226263) as filed on August 16, 2018, and incorporated herein by reference).

4.3	Warrant Agreement, dated August 20, 2018, between the Company and Continental Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Company’s Form 8-K as filed on August 24, 2018, and incorporated herein by reference).

4.4	Specimen common stock certificate of the Company (filed as Exhibit 4.4 to the Company’s Form S-4 (File No. (333-245057) as filed on November 3, 2020, an incorporated herein by reference)..

10.1*	Employment Agreement, dated as of December 14, 2020, by and between the Company and Dr. Bhat.

10.2	Form of Lock-Up Agreement (General) (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed on July 24, 2020, and incorporated herein by reference).

10.3	Lock-Up Agreement, dated as of July 20, 2020, by and among Dr. Bhat, Tenzing and the Purchaser Representative (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed on July 24, 2020, and incorporated herein by reference).

10.4	Non-Competition Agreement, dated as of July 20, 2020, by Dr. Bhat in favor of Tenzing, Reviva and their respective affiliates (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed on July 24, 2020, and incorporated herein by reference).

10.5++	Offer of Employment, dated as of October 19, 2020, by and between Narayan Prabhu and Reviva Pharmaceuticals, Inc. (filed as Exhibit 10.16 to the Company’s Form S-4 (File No. (333-245057) as filed on November 6, 2020, and incorporated herein by reference).

10.6*	Offer of Employment, dated as of December 12, 2012, by and between Marc Cantillon, MD and Reviva Pharmaceuticals, Inc.

10.7*	Letter Agreement, dated as of October 28, 2015, by and between Marc Cantillon, MD and Reviva Pharmaceuticals, Inc.

10.8*	Letter Agreement, dated as of March 15, 2016, by and between Marc Cantillon, MD and Reviva Pharmaceuticals, Inc.

10.9*	Form of Indemnification Agreement

10.10*	Saxena Indemnification Agreement

10.11*	Form of Non-Redemption Agreement, dated as of December 8, 2020, by and among the Company, Tenzing LLC and the shareholder party thereto

10.12*	Form of Registration Rights Agreement, dated as of December 14, 2020, by and between the Company and the shareholder party thereto

10.13*	Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan

10.14*	Form of Incentive Stock Option Grant Agreement

10.15*	Form of Nonqualified Stock Option Grant Agreement

10.16*	Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan

10.17*	First Amendment to Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan

10.18*	Form of Assumed Option

10.19*	Form of Note Purchase Agreement, dated as of August 27, 2020, by and between the Company and the investors party thereto

10.20*	Form of Note Purchase Agreement, dated as of August 29, 2020, by and between the Company and the investors party thereto

10.21*	Letter Agreement, dated as of December 14, 2020, by and between the Company, Maxim Group LLC and Maxim Partners LLC

10.22	Letter Agreement, dated August 20, 2018, by and among the Company, its officers, its directors and the Sponsor (filed as Exhibit 10.3 to the Company’s Form 8-K filed on August 24, 2018, and incorporated herein by reference).

10.23	Registration Rights Agreement, dated as of August 20, 2018, by and among Tenzing, the Sponsor, Maxim and the holders party thereto (filed as Exhibit 10.2 to the Company’s Form 8-K filed on August 24, 2018, and incorporated herein by reference).

10.24*	Escrow Agreement, dated as of December 14, 2020, by and among the Company, Tenzing LLC, Laxminarayan Bhat and Continental Stock Transfer & Trust Company

10.25	Form of Backstop Agreement, by and among Tenzing Acquisition Corp., Reviva Pharmaceuticals, Inc., and the Investor named therein (filed as exhibit 10.1 to the Company’s Form 8-K filed on October 21, 2020, and incorporated herein by reference).

21.1*	List of Subsidiaries of the Company

23.1*	Consent of Armanino LLP.

99.1*	Reviva Pharmaceuticals, Inc. audited condensed financial statements for the years ended December 31, 2019 and 2018, and the notes related thereto.

99.2*	Reviva Pharmaceuticals, Inc. unaudited condensed financial statements for the quarter ended November 30, 2020, and the notes related thereto.

99.3*	Unaudited pro forma condensed consolidated financial statements

* Filed herewith.

+ The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

++ Certain information in this exhibit has been omitted pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

	By:	/s/ Laxminarayan Bhat
Name: Laxminarayan Bhat
Title: Chief Executive Officer

Dated: December 18, 2020

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